                                                                    Exhibit 1.01

                                 TERMS AGREEMENT

                                                                  April 26, 2001

Jabil Circuit, Inc.
10560 Ninth Street North
St. Petersburg, Florida  33716


Dear Sirs:

The undersigned underwriter (the "Underwriter") understands that Jabil Circuit, Inc. (the "Company") proposes to issue and sell $300,000,000 aggregate principal amount of its 1.75% Convertible Subordinated Notes due 2021 (the "Offered Securities").

                                                  Aggregate Principal Amount
Underwriter                                       of Offered Securities
-----------                                       --------------------------

Salomon Smith Barney Inc.                         $300,000,000
                                                  ------------

                                Total             $300,000,000
                                                  ============

The Offered Securities shall have the following terms:

Title: 1.75% Convertible Subordinated Notes due 2021

Rank:  Subordinated

Aggregate principal amount: $300,000,000

Number of Option Securities: $45,000,000 aggregate principal amount

Denominations:  $1,000

Currency of payment:  US dollars

Interest rate or formula:  1.75%

Interest payment dates: May 15 and November 15 of each year, commencing November 15, 2001

Regular record dates: The May 1 and November 1 preceding the related interest payment date

Stated maturity date: May 15, 2021

Conversion Price: $41.038, subject to adjustment in certain circumstances

Redemption provisions: The Company may redeem the Offered Securities for cash, in whole or in part, at any time on or after May 18, 2004 at 100% of their principal amount plus accrued and unpaid interest.

Repurchase at option of holders of Offered Securities: Holders of Offered Securities may require the Company to repurchase all or a portion of their notes on May 15, 2004, May 15, 2006, May 15, 2009 and May 15, 2014 at 100% of their principal amount plus accrued and unpaid interest to, but excluding, each purchase date. On all purchase dates, the Company may elect to pay the purchase price in cash or Common Stock valued at 95% of its market price or a combination of cash and Common Stock.

Sinking fund requirements: N/A

Conversion or exchange provisions: The Notes will be convertible into fully paid, non-assessable shares of Common Stock of the Company, on the terms, and subject to the conditions, set forth in the Subordinated Indenture, as supplemented by the First Supplemental Indenture thereto to be entered into by the Company and the Subordinated Trustee.

Security provisions: N/A

Listing requirements: N/A

Black-out provisions: Applicable for a period of 90 days from the date hereof

Lock-up provisions: 90 days for the stockholders, directors and executive officers of Jabil set forth on Schedule A hereto

Fixed or Variable Price Offering: Fixed Price Offering

         If Fixed Price Offering, initial public offering price per Offered
         Security: 100% of the principal amount thereof, plus accrued interest, if any, from May 2, 2001.

         Purchase price per Offered Security: 97.75% of principal amount thereof, plus accrued interest, if any, from May 2, 2001.

Form: The Offered Securities shall be issued in the form of book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company.

Other terms and conditions: The underwriter agrees to reimburse the Company for certain of its expenses in connection with the offering to which this Agreement relates.

Closing date and location:  May 2, 2001, New York, New York

All the provisions contained in "Jabil Circuit, Inc.--Underwriting Agreement Basic Terms" (the "Basic Terms"), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.



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


Any notice by the Company to the Underwriter pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to: Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Jerome Cincotta, Managing Director.

                                       Very truly yours,


                                       SALOMON SMITH BARNEY INC.


                                       By /s/ JEROME CINCOTTA
                                          --------------------------------------
                                          Jerome Cincotta, Authorized Signatory

Accepted:

JABIL CIRCUIT, INC.

By /s/ TIMOTHY L. MAIN
   --------------------------------------
       Timothy L. Main, President and CEO






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
SCHEDULE A

William D. Morean
Audrey Petersen
Timothy L. Main
Wesley B. Edwards
Chris A. Lewis
Mark T. Mondello
Thomas A. Sansone
Lawrence J. Murphy
Mel S. Lavitt
Steven A Raymund
Frank A. Newman
Ronald J. Rapp
Robert L. Paver
Paul Bittner
Randon Haight
Beth A. Walters
Scott D. Brown
Jeffrey J. Lumetta
John P. Lovato
Michael F. Ward
William E. Peters
Frank Krajcirovic
Roddy A. MacPhee
Joseph McGee
Brian Althaver
David S. Emerson
Forbes I.J. Alexander
J. Patrick Redmond





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
ANNEX A

            [Jabil Circuit, Inc.--Underwriting Agreement Basic Terms]















                               JABIL CIRCUIT, INC.
                            (A DELAWARE CORPORATION)

                       UNDERWRITING AGREEMENT BASIC TERMS

                                Table of Contents


SECTION 1. Representations and Warranties by the Company................    4

(a)      Compliance with Registration Requirements......................    4
(b)      Incorporated Documents.........................................    5
(c)      Independent Accountants........................................    5
(d)      Financial Statements...........................................    5
(e)      No Material Adverse Change in Business.........................    5
(f)      Good Standing of the Company...................................    5
(g)      Good Standing of Subsidiaries..................................    6
(h)      Capitalization.................................................    6
(i)      Authorization, etc. of Agreements..............................    6
(j)      Authorization of Common Stock..................................    6
(k)      Authorization of Preferred Stock and/or Depositary Shares......    7
(l)      Authorization of Deposit Agreement.............................    7
(m)      Authorization and Enforceability of the Indenture..............    7
(n)      Authorization and Enforceability of the Security Documents.....    8
(o)      Authorization and Enforceability of Senior Debt Securities
           and/or Subordinated Debt Securities, etc.....................    8
(p)      Authorization of Warrants......................................    9
(q)      Authorization of Warrant Agreement.............................    9
(r)      Authorization of Underlying Securities.........................    9
(s)      Descriptions of the Offered Securities, Underlying Securities,
           Indentures, Deposit Agreement and Warrant Agreement..........   10
(t)      Absence of Defaults and Conflicts..............................   10
(u)      Absence of Further Requirements................................   11
(v)      Absence of Labor Dispute.......................................   11
(w)      Absence of Proceedings.........................................   11
(x)      Accuracy of Exhibits...........................................   12
(y)      Possession of Licenses and Permits.............................   12
(z)      Possession of Intellectual Property............................   12
(aa)     Title to Property..............................................   12
(bb)     Investment Company Act.........................................   13
(cc)     Environmental Laws.............................................   13
(dd)     Absence of Year 2000 Problem...................................   13

SECTION 2. Purchase and Sale............................................   14

(a)      Initial Securities.............................................   14
(b)      Option Securities..............................................   14
(c)      Payment, Denominations and Registration........................   15
(d)      Delayed Delivery Contracts.....................................   15

SECTION 3. Covenants of the Company.....................................   16

(a)      Preparation of Prospectus Supplement...........................   16

(b)      Continued Compliance With Securities Laws......................   16
(c)      Rule 158.......................................................   17
(d)      Filing of Additional Registration Statements or Amendments.....   17
(e)      Compliance with Commission Requests and Notification of
           Ratings Changes..............................................   17
(f)      Delivery of Registration Statements and Prospectuses...........   18
(g)      Blue Sky Qualifications........................................   18
(h)      Compliance with 1934 Act.......................................   18
(i)      Restriction on Offers and Sales of Securities..................   18
(j)      Reservation of Securities......................................   19
(k)      Listing........................................................   19

SECTION 4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS......................   19

(a)      Effectiveness of Registration Statement........................   19
(b)      Opinions of Counsel............................................   19
         (i)      Opinion of Counsel for Company........................   19
         (ii)     Opinion of Local Counsel for Company's Non-U.S.
                    Subsidiaries........................................   27
         (iii)    Opinion of Patent Counsel for the Company.............   28
         (iv)     Opinion of Counsel for Underwriters...................   29
(c)      Officer's Certificate..........................................   30
(d)      Accountants' Comfort Letters...................................   30
(e)      Approval of Listing............................................   31
(f)      No Objection...................................................   31
(g)      Lock-up Agreements.............................................   31
(h)      Additional Documents...........................................   31
(i)      Conditions to Purchase of Option Securities....................   31

SECTION 5. PAYMENT OF EXPENSES..........................................   32

SECTION 6. INDEMNIFICATION..............................................   34

SECTION 7. CONTRIBUTION.................................................   36

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
             DELIVERY...................................................   37

SECTION 9. TERMINATION..................................................   37

SECTION 10. DEFAULT.....................................................   38

SECTION 11. NOTICES.....................................................   39

SECTION 12. PARTIES.....................................................   39

SECTION 13. GOVERNING LAW...............................................   40

SECTION 14. COUNTERPARTS................................................   40

EXHIBIT A. Terms Agreement..............................................  A-1

EXHIBIT B. Delayed Delivery Contract....................................  B-1



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


                               JABIL CIRCUIT, INC.

           Common Stock, Warrants to Purchase Shares of Common Stock,
        Preferred Stock, Warrants to Purchase Shares of Preferred Stock,
                               Depositary Shares,
            Debt Securities and Warrants to Purchase Debt Securities

                       UNDERWRITING AGREEMENT BASIC TERMS

Jabil Circuit, Inc., a Delaware corporation (the "Company"), may issue and sell from time to time its (i) shares of Common Stock, par value $0.001 per share (the "Common Stock"), (ii) warrants to purchase Common Stock (the "Common Stock Warrants"), (iii) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), (v) senior or subordinated debt securities (the "Debt Securities"), or (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"), or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion or exchange provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable certificate of designations, preferences and rights (each, the "Certificate of Designations, Preferences and Rights") relating to such series of Preferred Stock. A series of Preferred Stock may be represented by depositary shares (the "Depositary Shares") that are evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to a deposit agreement (each, a "Deposit Agreement") among the Company, the depositary identified therein (the "Depositary") and the registered holders of the Depositary Receipts issued thereunder.

The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture (the "Senior Indenture"), to be entered into between the Company and The Bank of New York, as trustee (the "Senior Trustee"), or as subordinated indebtedness (the "Subordinated Debt Securities") under an indenture (the "Subordinated Indenture", and collectively with the Senior Indenture, the "Indentures", and each, an "Indenture"), to be entered into between the Company and The Bank of New York, as trustee (the "Subordinated Trustee", and collectively with the Senior Trustee, the "Trustees", and each, a "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion or exchange provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture. Senior Debt Securities may be issued with the benefit of the security provided pursuant to Article 16 of the Senior Indenture ("Secured Senior Debt Securities") under a pledge agreement or other similar agreement (the "Pledge Agreement") between the Company and a collateral agent or other party specified in the Pledge Agreement acting on behalf of the holders of Secured Senior Debt Securities and the other creditors specified therein (the "Collateral Agent") and an intercreditor agreement or other similar agreement (the "Intercreditor Agreement" and, together with the Pledge Agreement, the "Security Documents") among the Company, the Collateral Agent, the Senior Trustee and representatives of certain other creditors of the Company.

Each issue of Common Stock Warrants, Preferred Stock Warrants and Debt Security Warrants (collectively, the "Warrants") will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent"). The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities.

As used herein, "Securities" shall mean the Common Stock, Common Stock Warrants, Preferred Stock, Preferred Stock Warrants, Depositary Shares, Senior Debt Securities, Subordinated Debt Securities or Debt Security Warrants, or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities issuable upon exercise of the Warrants, as applicable, or upon conversion of the Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable.

Whenever the Company determines to make an offering of Securities, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such securities (the "Offered Securities") to, and the purchase and offering thereof by, one or more underwriters specified in the Terms Agreement (the "Underwriters", which term shall include any Underwriters substituted pursuant to Section 10 hereof). The Terms Agreement relating to the Offered Securities shall specify the names of the Underwriters participating in such offering, the amount of Offered Securities which each such Underwriter severally agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, such other information as is indicated in Exhibit A hereto and such other terms as are agreed upon by the Company and the Underwriters. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the "Option Securities"). As used herein, the term "Offered Securities" shall include the Option Securities, if any, and "Representatives" shall mean the Underwriter or Underwriters so specified in the Terms Agreement or, if no Underwriter is so specified, shall mean each Underwriter. The Terms Agreement may be in the form of an exchange of any standard form of written telecommunication between the Underwriters and the Company. The offering of the Offered Securities will be governed by the Terms Agreement, as supplemented hereby

(collectively, this "Agreement"), and this Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of the Offered Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 333-91719 and 333-42992) for the registration of the Securities and the Underlying Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and has prepared and filed such amendments thereto as required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission, and each Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement, as amended at the date of the Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date of the Terms Agreement pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". The basic prospectus included in the Registration Statement relating to all offerings of Securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement or, if any revised prospectus shall be provided to the Underwriters by the Company for their use in connection with the offering of the Offered Securities which differs from such basic prospectus and Prospectus Supplement (whether or not required to be filed by the Company pursuant to Rule 424), the term "Prospectus" shall refer to such revised prospectus (including any prospectus supplement) from and after the time it is first provided to the Underwriters for such use, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other similar references) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter named in the Terms Agreement as of the date thereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery, if any, referred to in Section 2(b) hereof (in each case, a "Representation Date"), as follows:

(A) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Each Indenture has been duly qualified under the 1939 Act.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at each Representative Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(B) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(D) FINANCIAL STATEMENTS. The financial statements and any supporting schedules of the Company and its subsidiaries (and of any other entity) included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries (or such other entity) as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the pro forma financial statements and the related notes thereto, if any, included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(E) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(F) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(G) GOOD STANDING OF SUBSIDIARIES. (1) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

(H) CAPITALIZATION. If applicable, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(I) AUTHORIZATION, ETC. OF AGREEMENTS. This Agreement and the applicable Delayed Delivery Contracts (as defined below), if any, have been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be valid and legally binding agreements of the Company.

(J) AUTHORIZATION OF COMMON STOCK. If the Offered Securities include Common Stock, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Offered Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Offered Securities is or will be subject to personal liability solely by reason of being such a holder.

--------
1 If the Offered Securities are Secured Senior Debt Securities, the representations in this paragraph will cover each Significant Subsidiary and all other subsidiaries subject to the lien created by the Pledge Agreement (the "Pledged Subsidiaries").

(K) AUTHORIZATION OF PREFERRED STOCK AND/OR DEPOSITARY SHARES. If the Offered Securities include Preferred Stock and/or Depositary Shares, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, or for the related Depositary Shares, as the case may be, specified in the applicable Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. No holder of such Preferred Stock or Depositary Receipts evidencing Depositary Shares is or will be subject to personal liability solely by reason of being such a holder. The applicable Certificate of Designations, Preferences and Rights will be in full force and effect prior to the Closing Time.

(L) AUTHORIZATION OF DEPOSIT AGREEMENT. If the Offered Securities include Depositary Shares or if Debt Securities are convertible into Depositary Shares representing Preferred Stock, the applicable Deposit Agreement has been, or prior to the issuance of such Depositary Stock will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, and assuming due authorization, execution and delivery by the applicable Depositary of the applicable Deposit Agreement, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

(M) AUTHORIZATION AND ENFORCEABILITY OF THE INDENTURE. If the Offered Securities include Senior Debt Securities and/or Subordinated Debt Securities, or if Preferred Stock is, or Depositary Shares representing Preferred Stock are, convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the applicable Trustee, will be a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

(N) AUTHORIZATION AND ENFORCEABILITY OF THE SECURITY DOCUMENTS. If the Offered Securities include Secured Senior Debt Securities, or if Preferred Stock is, or Depositary Shares representing Preferred Stock are, convertible into Secured Senior Debt Securities, each of the Security Documents has been, or prior to the issuance of the Offered Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the other parties thereto, will be a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and the Pledge Agreement, together with delivery of the certificates evidencing the shares of stock of the Pledged Subsidiaries pledged thereunder (the "Pledged Shares") and stock powers executed by the Company in blank to the Collateral Agent, will create a perfected security interest in the Pledged Shares in favor of such Collateral Agent for the benefit of the holders of the Secured Senior Debt Securities and the other persons specified in the Pledge Agreement, free of any adverse claims.

(O) AUTHORIZATION AND ENFORCEABILITY OF SENIOR DEBT SECURITIES AND/OR SUBORDINATED DEBT SECURITIES, ETC. If the Offered Securities include Senior Debt Securities and/or Subordinated Debt Securities, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly and validly authorized for issuance, offer and sale pursuant to this Agreement and each Delayed Delivery Contract, if any, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor, the Offered Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or
(ii) governmental authority to limit, delay or prohibit the making of payments outside the United States. Each Holder (as defined in the applicable Indenture) of Offered Securities will be entitled to the benefits of such Indenture.

(P) AUTHORIZATION OF WARRANTS. If the Offered Securities include Warrants, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Offered Securities, when issued and authenticated in the manner provided for the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in the applicable Terms Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(Q) AUTHORIZATION OF WARRANT AGREEMENT. If the Offered Securities include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Offered Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, and assuming due authorization, execution and delivery by the applicable Warrant Agent of the applicable Warrant Agreement, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(R) AUTHORIZATION OF UNDERLYING SECURITIES. If the Underlying Securities related to the Offered Securities include Common Stock, Preferred Stock or Depositary Shares, such Underlying Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Common Stock Warrants or Preferred Stock Warrants, as applicable, or upon conversion of the related Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable. If the Underlying Securities include Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. If the Underlying Securities include Depositary Shares, such Underlying Securities, upon deposit by the Company of the Preferred Stock represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Stock. No holder of such Common Stock, Preferred Stock or Depositary Receipts evidencing Depository Shares is or will be subject to personal liability solely by reason of being such a holder. If the Underlying Securities related to the Offered Securities include Senior Debt Securities and/or Subordinated Debt Securities, such Underlying Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Security Warrants or upon conversion of the related Preferred Stock or Depositary Shares, as applicable. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Security Warrants or the related Preferred Stock or Depositary Shares, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

(S) DESCRIPTIONS OF THE OFFERED SECURITIES, UNDERLYING SECURITIES, INDENTURES, DEPOSIT AGREEMENT AND WARRANT AGREEMENT. The Offered Securities and each applicable Indenture, Security Document, Deposit Agreement and Warrant Agreement, as of each Representation Date, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Offered Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(T) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, each Delayed Delivery Contract, if any, each applicable Indenture, Security Document, Warrant Agreement and Deposit Agreement, the Offered Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Offered Securities and the use of the proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(U) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities under this Agreement and any applicable Indenture, Security Document, Warrant Agreement or Deposit Agreement, or the consummation of the transactions contemplated by this Agreement and any applicable Indenture, Security Document, Warrant Agreement or Deposit Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

(V) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any or its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(W) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties or assets thereof in a manner which would result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement any applicable Indenture, Security Document, Warrant Agreement or Deposit Agreement or the performance by the Company of its obligations under this Agreement, any applicable Indenture, Security Document, Warrant Agreement or Deposit Agreement or the Offered Securities; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(X) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(Y) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(Z) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(AA) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would reasonably be expected to have a Material Adverse Effect.

(BB) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(CC) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(DD) ABSENCE OF YEAR 2000 PROBLEM. The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries was affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem has or will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

Any certificate signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company as to the matters covered thereby.

2. PURCHASE AND SALE.

(A) INITIAL SECURITIES. The several commitments of the Underwriters to purchase the Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein and therein set forth. Offered Securities which are subject to Delayed Delivery Contracts are herein sometimes referred to as "Delayed Delivery Offered Securities" and Offered Securities which are not subject to Delayed Delivery Contracts are herein sometimes referred to as "Immediate Delivery Offered Securities".

(B) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement, an option to the Underwriters named in the Terms Agreement, severally and not jointly, to purchase up to the number or principal amount of Option Securities set forth therein at the same price per security (plus, except as otherwise provided in the Terms Agreement, interest, if any, accrued and unpaid from the Closing Time until the applicable Date of Delivery, and less, except as otherwise provided in the Terms Agreement, an amount equal to any dividends or distributions declared by the Company and paid or payable on the initial Offered Securities but not payable on the Option Securities), as is applicable to the Offered Securities. Such option, if granted, will expire 30 days after the date of the Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Offered Securities upon notice by the Representatives to the Company setting forth the number or principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase the proportion of the total number or principal amount of Option Securities then being purchased that the number or principal amount of Immediate Delivery Offered Securities each such Underwriter has agreed to purchase, as set forth in the Terms Agreement, bears to the total principal amount of Immediate Delivery Offered Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases in less than authorized denominations or of a fractional number of shares, as the case may be.

(C) PAYMENT, DENOMINATIONS AND REGISTRATION. Payment of the purchase price for, and delivery of, the Immediate Delivery Offered Securities to be purchased by the Underwriters shall be made at the place set forth in the Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Company, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Underwriters and the Company (such time and date being referred to as the "Closing Time"). Except as specified in the Terms Agreement, payment shall be made to the Company by wire transfer in same day funds to the account of the Company specified in the Terms Agreement against delivery to the Underwriters for the respective accounts of the Underwriters of the Immediate Delivery Offered Securities to be purchased by them (unless the Offered Securities are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global securities shall be noted in a manner satisfactory to the Underwriters and their counsel). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities shall be made at such place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as agreed by the Representatives and the Company. The Immediate Delivery Offered Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time or relevant Date of Delivery, as the case may be. The Immediate Delivery Offered Securities, which if agreed by the Representatives may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Time or relevant Date of Delivery, as the case may be.

(D) DELAYED DELIVERY CONTRACTS.

                  (i) If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto, with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at the Closing Time, for the account of the Underwriters, a fee equal to that percentage of the aggregate number or principal amount of Delayed Delivery Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At the Closing Time the

                  Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Delayed Delivery Offered Securities per Delayed Delivery Contract specified in the Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number or principal amount of Offered Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

                  (ii) The Representatives are to submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Delayed Delivery Offered Securities to be purchased by each of them, and the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Delayed Delivery Offered Securities to be covered by each such Delayed Delivery Contract.

                  (iii) The number or principal amount of Offered Securities agreed to be purchased by the respective Underwriters pursuant to this Agreement shall be reduced by the number or principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Underwriters to the Company; provided, however, that the total number or principal amount of Immediate Delivery Offered Securities to be purchased by all Underwriters shall be the total amount of the Offered Securities covered by this Agreement, less the total number or principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts.

3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

(A) PREPARATION OF PROSPECTUS SUPPLEMENT. Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement in form approved by the Representatives setting forth the principal amount of Offered Securities and their terms not otherwise specified in the Indenture, if applicable, the names of the Underwriters and the number or principal amount of the Offered Securities which each severally has agreed to purchase, the names of the Underwriters, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives shall reasonably request.

(B) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.

(C) RULE 158. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Securities.

(D) FILING OF ADDITIONAL REGISTRATION STATEMENTS OR AMENDMENTS. While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will give the Representatives notice of its intention to file any additional registration statement with respect to the registration of additional Debt Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise; will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, as the case may be; and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel to the Underwriters reasonably object.

(E) COMPLIANCE WITH COMMISSION REQUESTS AND NOTIFICATION OF RATINGS CHANGES. While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify the Representatives immediately, and promptly confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(F) DELIVERY OF REGISTRATION STATEMENTS AND PROSPECTUSES. The Company will deliver to each Underwriter one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request. While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will furnish to the Representatives as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives reasonably request.

(G) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Underwriters, to qualify the Offered Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities and any related Underlying Securities have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities and any related Underlying Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(H) COMPLIANCE WITH 1934 ACT. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Offered Securities, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(I) RESTRICTION ON OFFERS AND SALES OF SECURITIES. If specified in the Terms Agreement, between the date of the Terms Agreement and the completion of the distribution of the Offered Securities or the Closing Time, whichever is later, or such other time as is specified in the Terms Agreement, the Company will not, without the prior written consent of the Representatives, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any securities of the Company substantially similar to the Offered Securities (other than the Offered Securities that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business or as otherwise specified in the Terms Agreement).

(J) RESERVATION OF SECURITIES. If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock, Preferred Stock and/or Depositary Shares, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon exercise of the related Warrants, as applicable, or upon conversion of the Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable.

(K) LISTING. The Company will use its best efforts to effect the listing of the Offered Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase Offered Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements which the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and under the Terms Agreement, and to the following further conditions:

(A) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(B) OPINIONS OF COUNSEL. At the Closing Time, the Underwriters shall have received:

         (i) OPINION OF COUNSEL FOR COMPANY. The favorable opinion, dated as of the Closing Time, of Holland & Knight LLP ("H&K"), counsel to the Company (or another law firm with respect to a Significant Subsidiary located in the United States and organized in a jurisdiction in which H&K does not provide such opinion), in form and substance satisfactory to counsel for the Underwriters, to the effect as set forth below and to such further effect as counsel for the Underwriters may reasonably request:

                  (1) The Company is a corporation incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Delayed Delivery Contracts, if any.

                  (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

                  (4) If applicable, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; to such counsel's knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (5) This Agreement and the applicable Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

                  (6) If the Offered Securities include Common Stock, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Offered Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Offered Securities is or will be subject to personal liability solely by reason of being such a holder. The form of certificate used to evidence the Offered Securities is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company's charter and by-laws and with the requirements of the New York Stock Exchange.

                  (7) If the Offered Securities include Preferred Stock and/or Depositary Shares, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, or for the related Depositary Shares, as the case may be, specified in the applicable Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. In addition, upon deposit by the Company of any Preferred Stock represented by Depositary Shares with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, such Depositary Shares will represent legal and valid interests in such Preferred Stock. No holder of such Preferred Stock or Depositary Receipts evidencing Depositary Shares is or will be subject to personal liability solely by reason of being such a holder. The applicable Certificate of Designations, Preferences and Rights will be in full force and effect prior to the Closing Time. The form of certificate used to evidence the Preferred Stock is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company's charter and by-laws and with the requirements of the exchange or system, if any, on which the Offered Securities are listed or admitted for trading, as the case may be.

                  (8) If the Offered Securities include Depositary Shares or if Debt Securities are convertible into Depositary Shares representing Preferred Stock, the applicable Deposit Agreement has been, or prior to the issuance of such Depositary Stock will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, and assuming due authorization, execution and delivery by the applicable Depositary of the applicable Deposit Agreement, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Each registered holder of a Depositary Receipt under the applicable Deposit Agreement will be entitled to the proportional rights, preferences and limitations of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt and to such other rights as are granted to such registered holder in such Deposit Agreement.

                  (9) If the Offered Securities include Senior Debt Securities and/or Subordinated Debt Securities, or if Preferred Stock is, or Depositary Shares representing Preferred Stock are convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and (assuming each applicable Indenture has been duly authorized, executed and delivered by the applicable Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  (10) If the Offered Securities include Secured Senior Debt Securities, or if Preferred Stock is, or Depositary Shares representing Preferred Stock are, convertible into Secured Senior Debt Securities, each applicable Security Document has been, or prior to the issuance of the Secured Senior Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and (assuming each applicable Security Document has been duly authorized, executed and delivered by the other parties thereto) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and in the opinion of such counsel (or other appropriate counsel if the opinion relates to a jurisdiction as to which H&K does not provide such opinion) the Pledge Agreement, together with delivery of the certificates evidencing the Pledged

                  Shares and stock powers executed by the Company in blank to the Collateral Agent, will create a perfected security interest in the Pledged Shares in favor of such Collateral Agent for the benefit of the holders of the Secured Senior Debt Securities and the other persons specified in the Pledge Agreement, free of any adverse claims, subject to such exceptions and qualifications as are set forth in the opinion delivered to the holders of obligations secured equally and ratably with the Secured Senior Debt Securities and reasonably acceptable to the Company and the Underwriters.

                  (11) If the Offered Securities include Senior Debt Securities and/or Subordinated Debt Securities, such Offered Securities, have been or as at the date of the applicable Terms Agreement will have been, duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, any Delayed Delivery Contract and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by
                  (A) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States; and each holder of Offered Securities will be entitled to the benefits of such Indenture.

                  (12) If the Offered Securities include Warrants, such Offered Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Offered Securities, when issued and authenticated in the manner provided for the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in the applicable Terms Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (13) If the Offered Securities include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Offered Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, and assuming due authorization, execution and delivery of the applicable Warrant Agent of the applicable Warrant Agreement, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (14) If the Underlying Securities related to the Offered Securities include Common Stock, Preferred Stock or Depositary Shares, such Underlying Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized and reserved for issuance by the Company upon exercise of the Common Stock Warrants or Preferred Stock Warrants, as applicable, or upon conversion of the related Preferred Stock, Depositary Shares, Senior Debt Securities or Subordinated Debt Securities, as applicable. If the Underlying Securities include Common Stock or Preferred Stock, such Underlying Securities, when issued upon such exercise or conversion, as applicable, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. If the Underlying Securities include Depositary Shares, such Underlying Securities, upon deposit by the Company of the Preferred Stock represented thereby with the applicable Depositary and the execution and delivery by such Depositary of the Depositary Receipts evidencing such Depositary Shares, in each case pursuant to the applicable Deposit Agreement, will represent legal and valid interests in such Preferred Stock. No holder of such Common Stock, Preferred Stock or Depositary Receipts evidencing Depository Shares is or will be subject to personal liability solely by reason of being such a holder. If the Underlying Securities related to the Offered Securities include Senior Debt Securities and/or Subordinated Debt Securities, such Underlying Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Security Warrants or upon conversion of the related Preferred Stock or Depositary Shares, as applicable. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Security Warrants or the related Preferred Stock or Depositary Shares, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  (15) The Offered Securities and each applicable Indenture, Security Document, Deposit Agreement and Warrant Agreement, as of each Representation Date, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Offered Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement; and the statements in the Prospectus under the captions "Description of Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                  (16) Each Significant Subsidiary(2) located in the United States is a corporation incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary located in the United States has been duly authorized and validly issued, is fully paid and non-assessable, and to such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except as described in the Prospectus); to such counsel's knowledge, none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Significant Subsidiary.

                  (17) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.


---------------------

2 If the Offered Securities are Secured Senior Debt Securities, the opinions in this paragraph will cover each Significant Subsidiary and Pledged Subsidiary located in the United States.

                  (18) The Registration Statement, including any Rule 462(b) Registration Statement, or any information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and other than those parts of the Registration Statement that constitute the Form T-1, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (19) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                  (20) To such counsel's knowledge and except as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Delayed Delivery Contracts, if applicable, or any applicable Indenture, Warrant Agreement or Deposit Agreement, or the performance by the Company of its obligations hereunder or thereunder.

                  (21) The information in, or incorporated by reference into, the Prospectus under the captions entitled "Facilities", "Legal Proceedings", "Certain Federal Income Tax Considerations" or any similar caption or captions, if applicable, and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects; and, if applicable, the opinion of the firm set forth under "Certain Federal Income Tax Considerations" or any similar caption, if applicable, is confirmed.

                  (22) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (23) To such counsel's knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Delayed Delivery Contracts, if applicable, or any applicable Indenture, Security Document, Warrant Agreement or Deposit Agreement or for the offering, issuance, sale or delivery of the Offered Securities.

                  (24) The execution, delivery and performance of this Agreement, any Delayed Delivery Contracts and each applicable Indenture, Security Document, Warrant Agreement and Deposit Agreement, and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Offered Securities, and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use Of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations hereunder and under any Delayed Delivery Contracts, the Indenture and the Security Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

                  (25) The Company is not, and upon the issuance and sale of the Offered Securities as contemplated in this Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (26) If the Offered Securities include Debt Securities, the applicable Indenture has been duly qualified under the 1939 Act.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

         (ii) OPINION OF LOCAL COUNSEL FOR COMPANY'S NON-U.S. SUBSIDIARIES. The favorable opinion, dated as of Closing Time, of each local counsel for the Company's non-U.S. Significant Subsidiaries, in form and substance satisfactory to counsel for the Underwriters as to each such subsidiary, to the effect as set forth below and to such further effect as counsel for the Underwriters may reasonably request:

                  (1) The subsidiary has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (2) Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (3) None of the outstanding shares of capital stock of the subsidiary was issued in violation of the preemptive or similar rights of any of its securityholders.

                  (4) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the subsidiary is a party, or to which the property of the subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

         (iii) OPINION OF PATENT COUNSEL FOR THE COMPANY. The favorable opinion, dated as of Closing Time, of Holland & Knight LLP, patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect as set forth below and to such further effect as counsel for the Underwriters may reasonably request:

                  (1) Such counsel has read the information under the caption "Business - Proprietary Rights" or any similar caption included or incorporated by reference in the Prospectus and has no reason to believe that the aforementioned section of such Prospectus is inaccurate with respect to the description set forth therein of any legal matters, documents or proceedings or the patents, licenses, trade secrets, trademarks, service marks and other proprietary information and materials (collectively, "Intellectual Property") owned or used by the Company.

                  (2) Except as set forth in the aforementioned section of the Prospectus, to such counsel's knowledge, there are no legal or governmental proceedings pending relating to the Intellectual Property owned or used by the Company other than the review of the pending patent application.

                  (3) Except as set forth in the aforementioned section of the Prospectus, the Company (A) is not infringing or otherwise violating any rights to Intellectual Property owned by others and (B) is not subject to any current claim or notice of infringement or other violation of any Intellectual Property owned by others.

                  (4) Such counsel is familiar with the pending patent applications filed by the Company (the "Applications") and the Letters Patent issued to the Company (the "Patents") and (A) to such counsel's knowledge, the Company is the assignee of record of the Applications and the Patents and (B) the Applications have been filed on behalf of the Company with the U.S. Patent and Trademark Office (the "PTO") in accordance with the rules and regulations of the PTO and the Applications have been awarded a filing date by the PTO.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

         (iv) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (1), (5) through (9), (11) through (15), (17), (18) and (26) (in each case, as applicable), of subsection (b)(i) of this Section.

         (v) In giving their opinions required by subsection (b)(i) and (b)(iv), respectively, of this Section 4, Holland & Knight LLP and Brown & Wood LLP shall each additionally state that in the course of the preparation of the Registration Statement and the Prospectus such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company, including its independent public accountants, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel need not independently check the accuracy or completeness of, or otherwise verify, and accordingly need not pass upon, and accordingly need not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as set forth in items
         (15), (21), (22) and (26) of the opinion set forth in subsection
         (b)(i)). Such counsel shall additionally state that, however, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued at the time any such amendment or supplement was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements and other financial data contained in the Registration Statement (including the Prospectus) or those parts of the Registration Statement which constitute the Form T-1).

(C) OFFICER'S CERTIFICATE. At the Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries, (ii) the representations and warranties of the Company contained in Section 1 are true and correct as of the Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 4(c), the term "Prospectus" means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the Offered Securities.

(D) ACCOUNTANTS' COMFORT LETTERS.

                  (i) On the date of the Terms Agreement, the Representatives shall have received a letter from KPMG LLP (and each other independent accountants with respect to financial statements included in the Registration Statement and the Prospectus), dated as of the date thereof and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (ii) At the Closing Time, the Underwriters shall have received from KPMG LLP (and each other applicable independent accountants), a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(E) APPROVAL OF LISTING. At Closing Time, the Offered Securities shall have been approved for listing, subject only to official notice of issuance, on the securities exchanges, if any, specified in the applicable Terms Agreement.

(F) NO OBJECTION. If the Registration Statement or an offering of Offered Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(G) LOCK-UP AGREEMENTS. On the date of the applicable Terms Agreement, the Representatives shall have received, in form and substance satisfactory to them, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

(H) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein and in the Terms Agreement contemplated shall be satisfactory in form and substance to the Representatives.

(I) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Terms Agreement provides for Option Securities and the Underwriters exercise their option pursuant to Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the

Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Underwriters shall have received:

                  (i) Unless the Date of Delivery is the Closing Time, a certificate, dated such Date of Delivery, of the Chief Executive Officer, President or a Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Company, in their capacities as such, confirming that the certificate delivered at the Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

                  (ii) The favorable opinion of Holland & Knight LLP, counsel for the Company, each local counsel for the Company's non-U.S. Significant Subsidiaries and Holland & Knight LLP, patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required by subsections
                  (i), (ii) and (iii) of Section 4(b) hereof.

                  (iii) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by subsection (iv) to Section 4(b) hereof.

                  (iv) Unless the Date of Delivery is the Closing Time, a letter from KPMG LLP (and each other applicable independent accountants), in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters at the Closing Time pursuant to Section 4(d) hereof, except that the "specified date" in the letter shall be a date not more than three days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

5. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

the preparation and filing of the Registration Statement, including any Rule 462(b) Registration Statement, and all amendments thereto and the Prospectus and any amendments or supplements thereto;

the preparation, filing and reproduction of this Agreement and the Delayed Delivery Contract(s), if applicable;

the preparation, printing, issuance and delivery of the Offered Securities and any related Underlying Securities, including any fees and expenses relating to the eligibility and issuance of Offered Securities and any related Underlying Securities in book-entry form;

the fees and disbursements of the Company's accountants and counsel, of each Trustee, any Warrant Agent and any Depositary and their respective counsel, and of any calculation agent or exchange rate agent;

except as otherwise provided in the Terms Agreement, the reasonable fees and disbursements of counsel to the Underwriters;

the qualification of the Offered Securities and any related Underlying Securities under state securities laws in accordance with the provisions of
Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Securities;

the preparation, reproducing and delivery to the Underwriters of copies of the applicable Indenture, any Warrant Agreement or Deposit Agreement, as applicable, and all amendments, supplements and modifications thereto;

any fees charged by nationally recognized statistical rating organizations for the rating of the Offered Securities and any related Underlying Securities;

the fees and expenses incurred in connection with any listing of Offered Securities and any related Underlying Securities on a securities exchange;

the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

any out-of-pocket expenses of the Underwriters incurred with the approval of the Company; and

the cost of providing any CUSIP or other identification numbers for the Offered Securities and any related Underlying Securities.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 462(b) Registration Statement, including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED FURTHER that the Company will not be liable to any Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of applicable law, sold Offered Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus (or the Prospectus as amended or supplemented) if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time and in sufficient quantity to allow for distribution by the Closing Time) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented) prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
         Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel which the indemnifying party is required to pay pursuant to Section 6(a)(iii) and Section 6(b) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
         (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party as required hereunder in accordance with such request prior to the date of such settlement.

         (e) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission or underwriting discount received by each Underwriter, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Offered Securities sold to or through such Underwriter as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold to or through such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities sold to or through each Underwriter and not joint.

8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of an Underwriter, or by or on behalf of the Company, and shall survive each delivery of and payment for any Offered Securities.

9. TERMINATION.

The Representatives may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Offered Securities are denominated or payable, or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the Terms Agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there shall have come to the attention of the Representatives any facts that would cause them to reasonably believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the related Offered Securities.

If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5. Notwithstanding any such termination, (i) the covenants set forth in Section 3(b), (d), and (e) with respect to any offering of Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to this Agreement and during the period when the Prospectus is required to be delivered in connection with sales of the Offered Securities and (ii) the covenants set forth in Section 3(c), (g), (h) and, if applicable, (i), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8, 11, 12 and 13 shall remain in effect.

10. DEFAULT. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Immediate Delivery Offered Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

if the amount of Defaulted Securities does not exceed 10% of the amount of Immediate Delivery Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or if the amount of Defaulted Securities exceeds 10% of the number of Immediate Delivery Offered Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

11. NOTICES. All notices and other communications hereunder shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified in this
Section 11. Notices to the Underwriters shall be directed as provided in the Terms Agreement. Notices to the Company shall be directed to it at 10560 Ninth Street North, St. Petersburg, Florida 33716, attention of General Counsel. Any party to this Agreement may from time to time designate another address to receive notice pursuant to this Agreement by notice duly given in accordance with the terms of this Section 11.

12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. GOVERNING LAW. This Agreement and all the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

14. COUNTERPARTS. Any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts thereof shall constitute a single instrument.

                                                                       EXHIBIT A

                                 TERMS AGREEMENT

                                                            ___________ __, 20__

Jabil Circuit, Inc.
10800 Roosevelt Boulevard
St. Petersburg, Florida  33716
Attention:


Dear Sirs:

The undersigned underwriters (the "Underwriters") understand that Jabil Circuit, Inc. (the "Company") proposes to issue and sell [____ shares of its Common
Stock, par value $0.001 per share (the "Common Stock")] [     shares of its
Preferred Stock, par value $0.001 per share (the "Preferred Stock")] [in the
form of depositary shares (the "Depositary Shares") each representing       of a
share of Preferred Stock] [$ aggregate principal amount of its [senior]
[subordinated] debt securities (the "Debt Securities")] [      warrants (the
"Common Stock Warrants") to purchase Common Stock] [     warrants (the
"Preferred Stock Warrants") to purchase Preferred Stock] [       warrants (the
"Debt Security Warrants") to purchase $      aggregate principal amount of
[senior] [subordinated] debt securities] (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the [number] [principal amount] of Offered Securities set forth below opposite their respective names at the purchase price set forth below [, and a proportionate share of Option Securities set forth below, to the extent any are purchased].

                                                         [Number]
                                                    [Principal Amount]
Underwriter                                       of Offered Securities
-----------                                       ---------------------


                                                     ---------------
Total                                                [$]
                                                     ===============


         The Offered Securities shall have the following terms:

                                 [COMMON STOCK]

Title:
Number of shares:
Number of Option Securities:
Initial public offering price per share:  $
Purchase price per share:  $

Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:


                                [PREFERRED STOCK]

Title:
Rank:
Ratings:
Number of shares:
Number of Option Securities:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Stated value:  $
Liquidation preference per share:  $
Redemption provisions:
Sinking fund requirements:
Conversion or exchange provisions:
Security provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $___ plus accumulated dividends, if any, from _____

Purchase price per share:  $___ plus accumulated dividends, if any, from _____

Other terms and conditions:
Closing date and location:

                               [DEPOSITARY SHARES]

Title:
Fractional amount of shares of Preferred Stock represented by each Depositary
Share:

Ratings:
Rank:
Number of shares:
Number of Option Securities:
Dividend rate (or formula) per share:
Dividend payment dates:
Liquidation preference per share:
Redemption provisions:

Sinking fund requirements:
Conversion or exchange provisions:
Security provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $____ plus accumulated dividends, if any, from ___

Purchase price per share:  $____ plus accumulated dividends, if any, from ___

Other terms and conditions:
Closing date and location:

                                [DEBT SECURITIES]

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion or exchange provisions:
Security provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering

         If Fixed Price Offering, initial public offering price per share:   %
         of the principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.

         Purchase price per share: ___% of principal amount, plus accrued interest [amortized original issue discount], if any, from
         _________________.

Form:
Other terms and conditions:
Closing date and location:

            [COMMON STOCK] [PREFERRED STOCK] [DEBT SECURITY] WARRANTS

Title:
Type:
Number:
Warrant Agent:
Issuable jointly with [Common Stock] [Preferred Stock] [Debt Securities]:
[Yes]  [No]

         Number of [Common Stock] [Preferred Stock] [Debt Security] Warrants issued with each [share of Common Stock] [share of Preferred Stock] [$__________ principal amount of Debt Securities]:

Date(s) from which or period(s) during which [Common Stock] [Preferred Stock] [Debt Security] Warrants are exercisable:

Date(s) on which [Common Stock] [Preferred Stock] [Debt Security] Warrants expire:

Exercise price(s):
Initial public offering price:  $
Purchase price:  $
Title of Underlying Securities:
[Number of shares] [Principal amount] purchasable upon exercise of one [share of Common Stock] [share of Preferred Stock] [Debt Security] Warrant:

Terms of Underlying Securities:
Other terms and conditions:
Closing date and location:

Delayed Delivery Contracts:  [authorized]  [not authorized]

         Delivery date:
         Expiration date:
         Compensation to Underwriters:
         Minimum contract:
         Maximum aggregate principal amount:
Other terms, if any:

All the provisions contained in "Jabil Circuit--Underwriting Agreement Basic Terms" (the "Basic Terms"), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to: [insert name and address of the lead manager or managers or, if only one underwriter is a party hereto, of such firm] which shall, for all purposes of this Agreement, be the "Representatives".

                                      Very truly yours,

                                      REPRESENTATIVE[S]



                                      By:
                                          --------------------------------------
                                          [Acting for themselves and as
                                          Representative[s] of the Underwriters]

Accepted:

JABIL CIRCUIT, INC.



By:
    ------------------------------------
    Title:

ANNEX A

            [Jabil Circuit, Inc.--Underwriting Agreement Basic Terms]

                                                                       EXHIBIT B

                               JABIL CIRCUIT, INC.

                          [Title of Offered Securities]

                            DELAYED DELIVERY CONTRACT

Jabil Circuit, Inc.
10800 Roosevelt Boulevard
St. Petersburg, Florida  33716
Attention:

Dear Sirs:

The undersigned hereby agrees to purchase from Jabil Circuit, Inc. (the "Company"), and the Company agrees to sell to the undersigned on ____________, 19__ (the "Delivery Date"), $_____________ principal amount of the Company's __% ___________ due ___________ __, 19__ (the "Offered Securities"), offered by the Company's Prospectus dated _________ __, 19__, as supplemented by its Prospectus Supplement dated __________ __, 19__, receipt of which is hereby acknowledged, at a purchase price of _____% of the principal amount thereof, plus accrued interest from __________, ______, to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by wire transfer in immediately available funds on the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned in definitive or global form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Offered Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ___________, ____, shall have sold to the Underwriters of the Offered Securities (the "Underwriters") such principal amount of the Offered Securities as is to be sold to them pursuant to the Terms Agreement dated ____________, ____ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Offered Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Offered Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to the Underwriters that its investment in the Offered Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Offered Securities in excess of $__________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State New York applicable to agreements made and performed in said State.

                                           Yours very truly,


                                           -------------------------------------
                                                    (Name of Purchaser)


                                           By
                                              ----------------------------------
                                                       (Title)


                                           -------------------------------------


                                           -------------------------------------
                                                      (Address)

Accepted as of the date
first above written.

Jabil Circuit, Inc.


By:
    -------------------------------


                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date shall be discussed is as follows:
(Please print.)

                                                          Telephone No.
Name                                                 (Including Area Code)
----                                                 ---------------------